SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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First United Corporation

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FIRST UNITED URGES SHAREHOLDERS TO VOTE IN FAVOR OF ITS

HIGHLY-QUALIFIED, INDEPENDENT DIRECTORS

Reminds Shareholders of First United’s Track Record of Strong Performance, Community Involvement and Commitment to Enhancing its Governance Best Practices

Both Leading Proxy Advisers, ISS and Glass Lewis, Recommend Shareholders Vote on First United’s BLUE Card

Vote on the BLUE Proxy Card Today for John W. McCullough; John F. Barr; Brian R. Boal; and Marisa A. Shockley

OAKLAND, MARYLAND – JUNE 9, 2020 – First United Corporation (NASDAQ: FUNC) (“First United” or the “Company”), a bank holding company and the parent company of First United Bank & Trust (the “Bank”), today issued the below statement reminding shareholders how important it is they vote in the upcoming annual meeting of shareholders scheduled for this Thursday, June 11, 2020. The Company urges shareholders to vote on the Company’s BLUE proxy card for all of its director candidates: John W. McCullough; John F. Barr; Brian R. Boal; and Marisa A. Shockley.

First United reminds shareholders of the following important points to consider before casting their votes:

Under the leadership of CEO, Carissa Rodeheaver, First United has delivered strong Total Shareholder Returns (“TSR”) and has meaningfully enhanced and strengthened its business:

•	First United has consistently delivered an outsized TSR that has substantially outperformed its peers over all relevant time periods during Carissa Rodeheaver’s tenure as CEO. “TSR” measures a stock's performance, including stock price appreciation and dividends paid over a given time period:

First United TSR vs. Peers Through the COVID-19 Environment(1)

	1-Year	3-Year	5-Year
First United	(18.9%)	0.5%	73.4%
SNL Bank Index(2)	(22.9%)	(22.2%)	22.0%
Proxy Peers(3)	(28.5%)	(21.1%)	10.9%
ISS Peers(4)	(30.2%)	(19.2%)	8.4%
•	The current leadership of First United, overseen by an engaged and high-quality Board of Directors, has also consistently improved the Bank's asset quality and capital position, reinstated and increased its dividend, decreased funding costs, enhanced the diversification of both the Bank’s revenue streams and loan book, and reduced adversely classified assets while executing on efficiency and growth initiatives.

Source: FactSet, S&P Global Market Intelligence; includes price change and reinvested cash dividends

(1)	For the period ended June 1, 2020
(2)	SNL U.S. Bank $1B-$5B Index
(3)	Proxy Peers include ACNB, ASRV, CFFI, CHMG, CVLY, CZFS, CZNC, EVBN, FDBC, FRAF, MVBF, NKSH, OPOF, ORRF, PWOD, RIVE, SAL, SMMF, UNB
(4)	ISS Peers can be found on page 17 of the 2020 ISS Annual Benchmark Report posted on May 27, 2020 and include ACNB, CHMG, CVLY, CZNC, FRAF, MVBF, NKSH, OPOF, ORRF, PWOD, SMMF

Leading independent organizations endorse First United and its management team, including the following recognitions:

•	First United earned a five-star rating from Bauer Financial, the nation's leading independent bank and credit union rating and research firm, which indicates that a bank excels in areas of capital adequacy, profitability and asset quality, among other key metrics.

•	Carissa Rodeheaver, CEO, President and Chairman of the Board of Directors, has been named one of "Maryland's Top 100 Women" by The Daily Record.

•	First United was recognized as a "Winning (W)" company by 2020 Women on Boards, the premier global education and advocacy campaign committed to increasing the number of women on corporate boards.

Both leading proxy advisory firms, Institutional Shareholder Services Inc. ("ISS") and Glass, Lewis & Co. ("Glass Lewis"), recommend that shareholders vote the Company’s BLUE proxy card:

•	Following a thorough, independent analysis of First United’s financial and operational performance and strategy, the two leading proxy advisory firms recommended that shareholders vote on First United’s BLUE Proxy Card. In reaching this conclusion, both firms highlighted First United’s TSR outperformance, operational and business results, and cogent go-forward strategy, among other factors.

First United is committed to corporate governance best practices, and accordingly is in the midst of a comprehensive board refreshment program supported by its robust and transparent approach to shareholder engagement:

•	First United’s Board is focused on continually enhancing its governance practices and accordingly in 2014 initiated a Board refreshment practice that has thus far added several high-quality directors while reducing the size of the Board, with four new directors joining over the next three years.

•	This refreshment program, as well as First United’s overall strategy, is meaningfully informed by the Company’s regular and in-depth engagement with its shareholders, whose views the management team and Board take into account in their decision-making.

The Bank believes in being a supportive member of its community and has played a pivotal role in helping its communities navigate the COVID-19 pandemic:

•	First United is committed to its customers and communities and has always supported them in periods of economic growth as well as in difficult times. In keeping with that commitment, and thanks to its financial strength and the operational capabilities it has invested in, the Bank quickly adapted its resources, enabling processing of 100% of applications received. As of May 28, 2020, First United has processed over 1,000 Paycheck Protection Program loans, totaling over $146 million in funding supporting nearly 17,000 jobs. This is in addition to its ongoing initiatives to engage with its small business customers and clients on a wide range of support and alternatives to help during these challenging times. First United has also modified over 600 loans for over $222 million as of June 4, 2020.

VOTE FOR FIRST UNITED’S CANDIDATES - John W. McCullough; John F. Barr; Brian R. Boal; and Marisa A. Shockley - ON THE BLUE PROXY CARD TODAY

If you have already voted a WHITE proxy card, you may revoke that vote by voting the enclosed BLUE proxy card today.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor, Morrow Sodali LLC:

509 Madison Avenue, Suite 1206

New York, NY 10022

Toll Free: (800) 662-5200

E-mail: FirstUnitedCorp@MorrowSodali.com

Shareholder Contact

Morrow Sodali LLC

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer / Josh Clarkson / Kristen Duarte

(646) 818-9229 / (646) 818-9259 / (646) 818-9074

bschaffer@prosek.com / jclarkson@prosek.com / kduarte@prosek.com

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers, and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Corporation’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

IMPORTANT ADDITIONAL INFORMATION

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with the Annual Meeting. First United has filed a definitive proxy statement and a BLUE proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Annual Meeting. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies are also available at no charge at First United’s website at http://investors.mybank.com/.

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